EXHIBIT 10.1

                              LOAN AGREEMENT FOR
                         RECEIVABLES BACKED BORROWING


      THIS LOAN AGREEMENT (this "AGREEMENT") made and entered into as of the 14th day of September 1998 by and between INTELECT COMMUNICATIONS, INC., a Delaware corporation ("ICI" OR "BORROWER"); and THE COASTAL CORPORATION SECOND PENSION TRUST, a trust organized under the laws of the state of Texas ("LENDER") (the "PARTIES"):

                                W I T N E S S:

      WHEREAS, Borrower has an existing line of credit with St. James Capital Partners, L.P. and SJMB, L.P. (collectively, "St James") secured by the Pledged Securities;

      WHEREAS, Borrower seeks additional debt funding for its working capital requirements from another source on a secured basis;

      WHEREAS, Lender is willing to loan funds to Borrower to meet its current working capital requirements on the terms and conditions herein, including (1) the pledge of the Pledged Securities as security for the Loan as set forth in the Borrower Pledge Agreement of even date herewith, subject to the rights of St. James as set forth in the Intercreditor Agreement of even date herewith, and
(2) a collateral assignment of Accounts as provided herein and in a Security Agreement for Receivables Backed Borrowing among Lender, Borrower and its Designated Subsidiaries of even date herewith;

      NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements herein contained and of the Loan hereinafter referred to, the Borrower and the Lender agree as follows:

                                   ARTICLE 1
                                 GENERAL TERMS

      Section 1.01DEFINITIONS. As used in this Loan Agreement, the following terms shall have the following meanings:

      "ACCOUNTS" shall have the meaning given in Section 2.04 of this Agreement.

      "ADVANCE" means an advance of funds under and subject to the terms and conditions of this Agreement, in increments of $500,000, provided that the principal balance outstanding under this Agreement and the Note shall never exceed the Loan Maximum.

      "AGREEMENT" shall mean this Loan Agreement, as the same may from time to time be amended or supplemented.

      "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978 as codified under 11 U.S.C. ss.101, et seq. and Bankruptcy shall have the meaning given in the Bankruptcy Code.

      "BORROWER"  shall mean Intelect Communications, Inc. ("ICI").

      "BORROWER AND ITS CONSOLIDATED SUBSIDIARIES" shall mean the Borrower and its Subsidiaries which are taken on a consolidated basis for financial reporting purposes. The Consolidated Subsidiaries of the Borrower are: Intelect Communications Systems Limited; Intelect Network Technologies Company (formerly Intelect, Inc.); DNA Enterprises, Inc.; Intelect Visual Communications Corp.; and Intelect Network Systems, Ltd.

      "BUSINESS DAY" shall mean any day (other than a Saturday, Sunday or legal holiday) in the State of Texas on which banks are open for business in Houston, Texas.

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      "CAPITAL STOCK" shall mean all common and preferred stock of the Borrower, but shall not include preferred stock subject to mandatory redemption requirements.

      "COLLATERAL" means (i) the aggregate of the Pledged Securities and (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, and (v) all books and records relating to any of the Property referred to in this definition.

      "COMMON STOCK" shall mean the Borrower's common stock, par value $0.01 per share.

      "CONSOLIDATED SUBSIDIARIES" means Intelect Network Technologies Company (formerly, Intelect Inc.); DNA Enterprises, Inc.; Intelect Visual Communications Corp.; and Intelect Network Systems, Ltd.

      "CUSTODIAN" means Chase Bank of Texas, its successors and assigns.

      "DEBT" means, for any Person, (a) all Obligations required by GAAP to be classified upon a balance sheet as liabilities, (b) liabilities secured by any Lien existing on Property owned or acquired by that Person, (c) Obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) all accrued Obligations of such Person in respect of any contract, agreement or instrument imposing an Obligation upon such Person to pay over funds; (e) all trade debt of such Person; (f) all guaranties, endorsements and other contingent Obligations with respect to Debt of others, and (g) all deferrals, renewals, extensions and refunding of, and amendments, modifications and supplements to, any of the indebtedness referred to in (a) through (f) above.

      "DEBTOR RELIEF LAWS" shall mean the Bankruptcy Code and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of Debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

      "DEFAULT" shall mean the occurrence of any of the events specified in
ARTICLE 6 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

      "DEFAULT RATE" means a rate per annum equal to the lesser of (a) the Prime Rate in effect on such day PLUS five percent (5.0%) and (b) the Highest Lawful Rate.

      "DESIGNATED SUBSIDIARIES" means Intelect Network Technologies Company; DNA Enterprises, Inc.; and Intelect Visual Communications Corp.

      "ELIGIBLE ACCOUNTS" means accounts receivable of domestic commercial customers of the Designated Subsidiaries created and deemed collectible in the normal course of business on normal commercial terms.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all current rules and regulations promulgated thereunder.

      "EVENT OF DEFAULT" shall means the occurrence of any of the events specified in ARTICLE 6 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

      "FINANCIAL STATEMENTS" shall mean the financial statements of the Borrower described in SECTION 3.04 hereof.

      "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

      "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate from time to time allowed by applicable law as now, or to the extent allowed by law as may hereafter be, in effect in any jurisdiction in which the interest rate or laws are mandatorily applicable.

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      "HOLDER"  shall mean the holder of the Note.

      "INDEBTEDNESS" shall mean all principal, interest and fees owing by the Borrower to the Lender in connection with the Note or this Agreement.

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement between St. James and Lender dated September 14, 1998, attached hereto as EXHIBIT D.

      "INTEREST PAYMENT DATE" shall mean, the last day of each March, June, September and December.

      "LENDER"  shall mean  The Coastal Corporation Second Pension Trust.

      "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

      "LOAN" shall mean any sum extended under the Agreement, as it may be amended from time to time.

      "LOAN DOCUMENTS" shall mean this Agreement and all Exhibits hereto, including the Note, as they may be amended from time to time.

      "LOAN MAXIMUM"  shall mean $5,000,000.

      "MAKER"  means the maker of the Note.

      "MARGIN PERCENTAGE" shall mean Three and One-half Percent (3.5%) which is added to the Prime to determine the applicable interest rate on the Note.

      "MATERIAL ADVERSE EFFECT" means (i) a material and adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of ICI and its Subsidiaries taken as a whole, (ii) material impairment of the ability of Borrower to perform timely any of its Obligations under any of the Transaction Documents to which such Maker is a party, or (iii) material impairment of the rights of or benefits available to the Lender under this Agreement or any of the other Transaction Documents.

      "MATERIAL SUBSIDIARIES" means Intelect Network Technologies Company; DNA Enterprises, Inc.; and Intelect Visual Communications Corp.

      "MATURITY DATE"  shall mean  the Termination Date.

      "NOTE" shall mean the Promissory Note of the Borrower described in SECTION
2.01 hereof and being in the form of Note attached as EXHIBIT A hereto, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

      "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owing to Lender under this Agreement and/or any of the other Transaction Documents, including, without limitation,
(i) the due and punctual payment of (x) the principal of and interest on the Advances, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against Borrower or any Material Subsidiary of a Borrower under the Bankruptcy Code and all other applicable Debtor Relief Laws, (y) all other monetary obligations of the Borrower and their respective Subsidiaries to the Lender under this Agreement and/or any other Transaction Document, including any and all fees, costs, expenses and indemnities, and (ii) the due and punctual performance of all other obligations of the Borrower under this Agreement and/or any other Transaction Document.
"OBLIGATION" shall mean any part of the Obligations.

      "OFFICER" shall mean the duly authorized Chief Executive Officer, President, Treasurer, Controller, Secretary or any assistant Officer.

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      "OVERDUE ACCOUNT" shall have the meaning given in Section 2.02(c).

      "PARTIES"  shall have the meaning given in the Preamble.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "PERMITTED LIENS" means (a) Liens now or hereafter securing the Note; (b) pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs; (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business; (d) Liens for taxes and Liens imposed by operation of law (including Liens of mechanics, materialmen, warehousemen, carriers and landlords), if (i) no amounts are due and payable and no Lien has been filed (or agreed to), or (ii) the validity or amount secured thereof is being contested in good faith by lawful proceedings diligently conducted, reserves required by GAAP have been made, and levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance; (e) Liens currently in existence; (f) Liens covering purchase money debt incurred to finance equipment or inventory in the ordinary course of business; and (g) Liens securing the indebtedness to St. James as provided in SECTION 2.04(B).

      "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

      "PLAN" shall mean any multi-employer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five (5) calendar years preceding the date of this Agreement was maintained, for employees of the Borrower or a Subsidiary.

      "PLEDGE AGREEMENT" means that certain Pledge Agreement, the form of which is attached hereto as EXHIBIT C, dated of even date herewith, executed by Borrower in favor of the Lender pursuant to which Borrower grants to the Lender a Lien on all of the issued and outstanding shares of Capital Stock of the named Subsidiaries, as originally executed or as it may from time to time be supplemented, modified or amended.

      "PLEDGED SECURITIES" means all of the following securities and all additional securities (as that term is defined in the UCC), if any, constituting Collateral under the Pledge Agreement, including:

            (1) all of the 1,100 outstanding shares of the common Capital Stock of DNA Enterprises, Inc., and any other shares of the common Capital Stock of DNA now owned or hereafter acquired by Pledgor (such shares of stock sometimes referred to as the "DNA SHARES").

            (2) all of the outstanding common Capital Stock of Intelect Visual Communications Corporation.

            (3) all of the outstanding common Capital Stock of Intelect Network Technologies Company.

      "PRIME RATE" means, as of a particular date, the prime rate of interest per annum most recently announced by the WALL STREET JOURNAL for corporate lending, automatically fluctuating upward or downward with and at the time specified in each such announcement without notice to the Maker or any other Person; each change in the Prime Rate shall be effective on the date such change is announced.

      "PROCEEDS" means whatever is received upon the sale, exchange, collection, or other disposition of the Collateral or the Security and insurance payable or damages or other payments by reason of loss or damage to the Collateral or the Security.

      "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, or any interest therein.

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      "PUBLIC FILINGS" means all documents filed by the Borrower with the
Securities and Exchange Commission including all filings made under the Securities Exchange Act of 1934 and all registration statements filed under the Securities Act of 1933.

      "RECEIVABLES BACKED BORROWINGS" shall have the meaning given in Section
2.02 of this Agreement.

      "RECEIVABLES LOAN BALANCE" shall have the meaning given in Section 2.02 of this Agreement.

      "REQUEST FOR ADVANCE" shall have the meaning given in Section 2.02 of this Agreement.

      "SECURITY" means the Accounts pledged under the Security Agreement.

      "SECURITY AGREEMENT" means the Security Agreement the form of which is attached hereto as EXHIBIT E, dated of even date herewith, executed by Borrower in favor of the Lender pursuant to which Borrower and the Designated Subsidiaries grant to the Lender a Lien on all of the Accounts of the Designated Subsidiaries, as originally executed or as it may from time to time be supplemented, modified or amended.

      "SECURITY INTEREST" has the meaning assigned to that term in SECTION 2.04.

      "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by the Borrower and/or one or more of its Subsidiaries.

      "TERMINATION DATE"  shall mean August 31, 1999.

      "TRANSACTION DOCUMENTS" means this Loan Agreement, the Note, the Pledge Agreement, the Security Agreement and the Intercreditor Agreement.

      1.2. ACCOUNTING TERMS. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of determining compliance with any covenant set forth herein such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement, consistently applied.

      1.3   INTERPRETATION.

            (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any gender includes each other gender;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, PROVIDED that nothing in this subclause (iv) is intended to authorize any assignment not otherwise permitted by this Note;

                  (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Note includes any Note issued pursuant hereto in extension or renewal hereof and in substitution or replacement herefor;

                                      -5-
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                  (vi) unless the context indicates otherwise, reference to any
            Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  (vii) the words "including" (and with correlative meaning
            "include") means including, without limiting the generality of any description preceding such term;

                  (viii)with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;"

                  (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

            (b) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE 2
                           AMOUNT AND TERMS OF LOAN

      Section 2.01 THE LOAN. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Lender agrees to make the following Loan to the Borrower:

            (a) Subject to the terms hereof, the Lender agrees to make advances (collectively, the "ADVANCES") to the Borrower, at any time and from time to time on and after the date of the Note to, but excluding, the Maturity Date, up to a principal amount not to exceed the Loan Maximum. All Advances shall mature and be due and payable in full on the Maturity Date. Each Advance shall be made in accordance with the procedures set forth in this Section.

            (b) To evidence the Loan made by the Lender pursuant to this Section, the Borrower will execute and deliver the Note dated as of the date of this Agreement and payable on or before the Termination Date. Interest on the Note shall be payable quarterly on each Interest Payment Date beginning December 31, 1998, and on the Termination Date, as it accrues on the principal amount from time to time outstanding, at the rate provided in Section 2.03 hereof.

            (c) In order to effect an Advance, the Borrower shall submit a Request for Advance in writing or by telecopy (or telephone notice promptly confirmed in writing or by telecopy) to the Lender not later than 10:00 a.m., Houston, Texas time, on the borrowing date specified in the Request for Advance for such proposed Advance. Such Request for Advance shall refer to this Agreement and specify (i) in sufficient detail, the corporate use of the proceeds of such proposed Advance, (ii) the Business Day upon which the proceeds of such proposed Advance are to be made available to the Borrower, (iii) the principal amount of such proposed Advance, and (iv) the calculation of the amount receivable under the Eligible Accounts required by Section 2.02. Each Advance is discretionary, and is subject to the satisfaction of the Lender that on the date such Advance is to be made, no Default or Event of Default then exists (both before and after giving effect to the making of such proposed Advance).

            (d) Borrower shall have the right at any time and from time to time to prepay the Advances, in whole or in part, without penalty or premium, upon at least two (2) Business Day's prior written or telecopy notice or telephone notice promptly confirmed in writing to the Lender.

            (e) The Loan and all Advances hereunder shall be repaid on its Maturity Date in a single installment together with any accrued but unpaid interest then due and payable with respect to such Loan. On the Termination Date, the aggregate unpaid principal amount then outstanding, together with accrued interest thereon and any other amounts payable hereunder shall be due and payable in full.

            (f) Subject to the limitations set forth herein, in Lender's sole discretion, Borrower may borrow, repay and reborrow hereunder, without limitation on the number of Advances made hereunder so long as the total unpaid principal amount at anytime outstanding does not exceed the Loan Maximum.

                                      -6-
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      Section 2.02 THE ADVANCES. Lender agrees, during the continuance of this
Agreement, to make Advances to Borrower, against those Accounts that Lender, in its reasonable discretion, deems eligible for borrowing, as follows:

            (a) Advances may be requested by Borrower as provided herein for up to eighty percent (80%) of the face amount of the sum of the Eligible Accounts. The remainder, being not less than twenty percent (20%) of the face amount of each Eligible Account, and all other Accounts, shall be held as a reserve to secure the collection and payment of the Advances and to secure the payment and performance of all Obligations. Subject to the terms and conditions of this Agreement, Lender shall disburse each Advance on the acceptance of the Accounts by Lender.

            (b) The aggregate amount of Borrower's Indebtedness and Obligations to Lender incurred pursuant to this Agreement shall, from time to time, be called in this Agreement the "RECEIVABLES LOAN BALANCE." If Borrower's Receivables Loan Balance shall at any time exceed eighty percent (80%) of the aggregate face amount of the Eligible Accounts, Lender may demand, on five (5) Business Days prior written notice, that Borrower pay such excess to Lender or may require Borrower to deliver immediately to Lender such additional security as may be satisfactory to Lender.

            (c) If an Eligible Account shall not be paid within 90 days of the invoice due date ("OVERDUE ACCOUNT"), Lender may demand, on five (5) Business Days prior written notice, that Borrower pay down the balance of outstanding Loans by the amount of such Overdue Account (to the extent that Lender deems the remaining Eligible Accounts inadequate security for the Receivables Loan Balance) or may require Borrower to deliver immediately to Lender such additional security as may be satisfactory to Lender.

      Section 2.03 INTEREST RATE. All sums advanced under the Note shall bear interest from the date advanced until the earlier of the date repaid at the Prime Rate plus the Margin Percentage, but in no event to exceed the Highest Lawful Rate. Adjustments in such interest rate shall be made on the same day as each change announced in the Prime Rate, and to the extent allowed by law, on the effective date of any change in the Highest Lawful Rate. Past due principal and interest shall bear interest at the Default Rate and shall be payable on demand.

      Section 2.04  SECURITY.

            (a) Borrower has executed and delivered to Lender the Security Agreement under which Borrower grants a continuing general lien and security interest in all of Borrower's accounts receivable together with any instruments, chattel paper, and general intangibles relating thereto (collectively called "ACCOUNTS") that now exist or are currently owned by Borrower or are later owned or acquired by Borrower, including in all Proceeds thereof (the "SECURITY INTEREST").

            (b) Borrower has executed and delivered to Lender a certain Borrower Pledge Agreement dated September 14, 1998, (the "PLEDGE AGREEMENT") under which Borrower pledges its interest in the stock of Intelect Network Technologies Company, DNA Enterprises, Inc. and Intelect Visual Communications Corp. ("COLLATERAL"), subject to the following terms and conditions:

                  (i) The Parties acknowledge and agree that, pursuant to a certain Borrower Pledge Agreement (the "St. James Pledge Agreement") dated February 12, 1998, executed by ICI in favor of St. James Capital Partners, L.P. and SJMB, L.P. (collectively, St. James") Borrower has granted a security interest to St. James in the Collateral to secure the payment of those certain Convertible Promissory Notes issued by ICI to St. James and dated April 2, 1998.

                  (ii) The rights and obligations of each of St. James and the Lender with respect to the Collateral are as provided in the Intercreditor Agreement, it being the intent of Lender to share in such Collateral IN PARI PASSU with St. James. It shall be a condition to this Agreement and the Loan hereunder that Borrower obtain the consent of St. James to the Liens and security interests granted under this Agreement for the benefit of Lender.

                  (iii) Borrower further acknowledges that the stock of the Consolidated Subsidiaries has a current value in excess of the amount of the initial Loan contemplated under this Agreement. Borrower agrees to grant a security interest in the such Collateral under the terms of the Pledge Agreement
(a) to facilitate future borrowings

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under this Agreement as it may be amended from time to time; (b) in light of the volatility of such Collateral; and (c) to permit Lender to elect remedies in the event of a Default.

      Section 2.05  COMPUTATION.

            (a) All interest fees shall be computed on the per annum basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

            (b) In the event that at any time the sum of the applicable Margin Percentage plus the Prime Rate exceeds the Highest Lawful Rate, the rate of interest to accrue on the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Prime Rate shall not reduce the rate of interest to accrue on the Note below the Highest Lawful Rate until the total amount of interest accrued on the Note equals the amount of interest that would have accrued if a varying rate per annum equal to the applicable Margin Percentage plus the Prime Rate had at all times been in effect.

            (c) In the event that at maturity or final payment of the Note the total amount of interest paid or accrued on the Note is less than the total amount of interest which would have accrued if a varying rate per annum equal to the applicable Margin Percentage plus the Prime Rate had at all times been in effect, then the Borrower agrees to pay to the Lender an amount equal to the difference between (i) the amount of interest which would have accrued on the
Note if the Highest Lawful Rate had at all times been in effect, and (ii) the amount of interest otherwise accrued in accordance with the provisions of
SECTION 2.03 hereof and this SECTION 2.05.

      Section 2.06  USE OF PROCEEDS.

            (a) The proceeds of all Loans and Advances hereunder are to be used to meet the working capital requirements of Borrower and its Subsidiaries. No part of the proceeds of any Loan may be used to prepay any loan or debt obligation of the Borrower, to acquire the stock or assets of any unrelated entity, or for any other purpose not in the ordinary course of business of Borrower or its Subsidiaries, provided that the proceeds may be used to pay the current obligations and other corporate requirements of Borrower.

            (b) No portion of the proceeds of any Loan or Advance shall be used by the Borrower, or any one of them, in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

      Section 2.07 PAYMENT AND PREPAYMENT PROCEDURE. All payments and prepayments made by the Borrower under the Note or this Agreement shall be made to the Lender by wire transfer as specified in SECTION 7.01 on the date that such payment is required to be made. The Borrower shall have the right to prepay the Note in whole or in part from time to time. In such event, the Borrower shall notify the Lender by 11:00 AM local time of the Lender, on the day that such prepayment will be made, and such prepayment shall be made on such day (without premium or penalty), together with any required payment of accrued interest on the amount prepaid.

      Section 2.08 BUSINESS DAYS. If the date for any payment due hereunder falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day.

      Section 2.09 CONDITIONS TO ADVANCES. The obligation of the Lender to make an Advance under the Loan evidenced by the Note is subject to the satisfaction of the following conditions:

            (a) Note. The Borrower shall have duly and validly authorized, executed and delivered the Note in the form attached hereto as EXHIBIT A to the Lender.

            (b) Officer's Certificates. The Lender shall have received certificates of an Officer of the Borrower setting forth (i) resolutions of its Board of Directors in form and substance satisfactory to the Lender with respect to the authorization of the Note and this Agreement and the officers of the Borrower authorized to sign such

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instruments, (ii) specimen signatures of the officers so authorized, and (iii) a statement of the Eligible Accounts supporting prior period Advances and a monthly aging thereof, together with a schedule of those Eligible Accounts which support Borrower's Request for Advance.

            (c) Consents. The Lender shall have received the consent of St. James to the Liens and security interests granted under this Agreement for the benefit of Lender.

            (d) No Default. The Lender shall have received certificates of an Officer of the Borrower stating no Default shall have occurred and be continuing which in any respect could have a Material Adverse Effect on the Borrower and there shall not have occurred and be continuing any condition, event or act which constitutes an Event of Default under any instrument evidencing borrowed money to which the Borrower is bound.

            (e) Good Standing. As a condition to the making of the initial Advance, Lender shall have received from Borrower a certificate of good standing for Borrower and its Material Subsidiaries.

            (f) Opinion of Counsel. As a condition to the making of the initial Advance, Lender shall have received from counsel of the Borrower, an opinion addressed to the Lender and dated the date of such Loan covering the matters set forth in EXHIBIT B, hereto.

      Section 2.10 REPORTS AND INFORMATION. Borrower shall provide Lender with information and periodic reports, including the following:

            (a) Statements of the Eligible Accounts supporting Borrower's Requests for Advances.

            (b) Statements of the Eligible Accounts supporting prior period Advances and a monthly aging thereof.

            (c) Statements of the Accounts of all Designated Subsidiaries, with a weekly aged accounts receivable trial balance.

            (d) Statements of accounts with each bank to which deposits of accounts receivable are made.

            (e) Statements reconciling payments of Accounts with bank deposits.

            (f) Statements demonstrating compliance with the requirements of section 2.02 hereof.

            (g) Such other information as Lender may reasonably request.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to enter into the Note and Agreement, Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan or Loans hereunder) that:

      Section 3.01 ORGANIZATION. Borrower is a corporation duly existing and in good standing under the laws of the State of Delaware. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the Borrower or such Material Subsidiary owns real Property or conducts such business, where the failure to maintain such good standing or authorization is reasonably expected to have a Material Adverse Effect.

      Section 3.02 AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of the Note and the performance by the Borrower of its obligations under this

Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required) and do not and will not contravene or conflict with any rule, regulation, decree or order or provision of law or of the charter or by-laws of the Borrower or of any material agreement binding upon the Borrower or any of its properties, except to the extent any such consent or approval has been obtained or waived, and delivered to Lender.

      Section 3.03 BINDING OBLIGATIONS. This Agreement does, and the Note upon its creation, execution and delivery will, constitute legal valid and binding obligations of the Borrower, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or under general principles of equity.

      Section 3.04 FINANCIAL CONDITION. The audited annual consolidated Financial Statements of the Borrower and its Consolidated Subsidiaries through 1997 fiscal year and the unaudited consolidated interim Financial Statements of the Borrower and its Consolidated Subsidiaries for its most recently ended fiscal quarter (for which such annual or quarterly Financial Statements are available) (the "FINANCIAL STATEMENTS"), which have been delivered to the Lender, are complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and present fairly the consolidated financial condition and results of the operations of the Borrower and its Consolidated Subsidiaries as at the date or dates and for the period or periods stated (subject only to normal year-end audit adjustments with respect to such unaudited interim statements). No material adverse change has since occurred in the consolidated financial condition or operations of the Borrower and its Consolidated Subsidiaries except as otherwise disclosed to the Lender.

      Section 3.05 DEFAULTS. Except as disclosed to the Lender, neither the Borrower nor any Subsidiary is in Default in any respect which materially and adversely affects the consolidated business, Property, operations or financial condition of the Borrower and its Consolidated Subsidiaries under any instrument evidencing borrowed money to which the Borrower or a Subsidiary is a party or by which it is bound.

      Section 3.06 USE OF PROCEEDS; MARGIN STOCK. None of the proceeds of the Note will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 21), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

      Section 3.07 TAX RETURNS AND PAYMENTS. To the best of the Borrower's knowledge, each has (i) filed all tax returns which it is required to file, where the failure to file such returns would have a Material Adverse Effect on the consolidated financial condition or operations of the Borrower and its Consolidated Subsidiaries, and (ii) paid, or has provided adequate reserves for the payment of all material federal and state income taxes applicable for all prior fiscal years and for the current fiscal year down to the date hereof.

      Section 3.08 LITIGATION REPRESENTATION. Except for those matters disclosed in the Public Filings, there is no litigation (including without limitation, derivative actions), arbitration proceedings or governmental proceedings pending or, to the knowledge of the Borrower, threatened against it or any Subsidiary which involves the reasonable probability of a judgment not covered by insurance and which would have a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries.

      Section 3.09 COMPLIANCE WITH ERISA. To the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries are in compliance in all material respects with ERISA. Neither the Borrower nor any of its Subsidiaries has any material liability under any type of Plan. No reportable event, as set forth in Section 4043(b) of ERISA, has occurred and is continuing with respect to any Plan which results in any material liability to the PBGC.

      Section 3.10 ENVIRONMENTAL MATTERS. Except for those matters disclosed in the Public Filings, to the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary: (i) has received written notice, nor has any officer of the Borrower otherwise learned, of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate would have a Material Adverse

Effect, arising in connection with: (x) any noncompliance with or violation of the requirements of any applicable federal, state or local environmental health and safety statutes and regulations or (y) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment; (ii) has any liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which in the aggregate would have a Material Adverse Effect; (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or may be liable where the taking or the failure to take such remedial action would have a Material Adverse Effect; or (iv) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"), or any analogous state law, the failure to comply with which would have a Material Adverse Effect. To the best of the Borrower's knowledge, the Borrower and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, the failure to comply with which would have a Material Adverse Effect.

      Section 3.11 COMPLIANCE WITH APPLICABLE LAWS. Except for those matters disclosed in the Public Filings, neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental authority, which default would have a Material Adverse Effect. To the best of the Borrower's knowledge, the Borrower and each Subsidiary is in compliance with all applicable statutes and regulations, including ERISA, of all governmental authorities, a violation of which would have a Material Adverse Effect.

      Section 3.12 PATENTS, LICENSES, ETC. Except for those matters disclosed in the Public Filings, the Borrower warrants that it has all right and title to, and has maintained and caused each Subsidiary to maintain in full force and effect, all material licenses, copyrights, patents, permits, applications, reports, authorizations, easements and other rights as are necessary for the conduct of the business of Borrower and its Consolidated Subsidiaries, where the termination of such rights would have a Material Adverse Effect.

      Section 3.13 DISCLOSURE. Each of Borrower's representations in the Transaction Documents are true, complete and accurate in all material respects. Borrower has disclosed all material facts of which it has knowledge and regarding the transaction contemplated by this Agreement. Borrower has not failed to disclose to Lender any material fact necessary in order to make any statement made, in light of the circumstances under which made, not misleading.

                                   ARTICLE 4
                             AFFIRMATIVE COVENANTS

      Section 4.01 PAYMENT AND PERFORMANCE. Each Maker will pay all amounts due under this Note and the other Transaction Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein.

      Section 4.02 FINANCIAL STATEMENTS AND REPORTS. The Borrower will promptly furnish to the Lender:

            (a) ANNUAL REPORTS. As soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Borrower, the audited balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year, the audited statement of income of the Borrower and its Consolidated Subsidiaries for such year, and the audited statement of reconciliation of capital accounts of the Borrower and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the opinion of independent public accountants of national standing;

            (b) QUARTERLY REPORTS. As soon as available and in any event within sixty (60) days after the end of each of the first three quarterly periods in each fiscal year of the Borrower, a copy of the Borrower's Form 10Q as filed with the Securities and Exchange Commission; and

      (c) OTHER INFORMATION. Such other information regarding the financial condition and operations of the Borrower and its Consolidated Subsidiaries as the Lender may reasonably request. All such balance sheets and other Financial Statements referred to in SUBSECTIONS 4.02(A) AND (B) above shall conform to GAAP except for such changes in accounting principles or practice with which the independent public accountants concur, and subject to normal year-end audit adjustments with respect to the unaudited quarterly statements described in SUBSECTION 4.01(B) hereof.

            (d) ACCOUNT INFORMATION. All reports and information required by
Section 2.10 hereof and under the Security Agreement, and such other information regarding the Accounts as Lender may reasonably request.

      Section 4.03 LEGAL EXISTENCE. The Borrower will, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises; PROVIDED, HOWEVER, that nothing in this SECTION 4.03 shall prevent (i) the withdrawal by the Borrower or any Material Subsidiary of its qualification as a foreign corporation in any jurisdiction, or (ii) a consolidation or merger permitted by other provisions of this Agreement. The Borrower will use, and will cause each Material Subsidiary to use, its best efforts to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its Property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

      Section 4.04 INSURANCE. The Borrower shall maintain, and cause each Material Subsidiary to maintain, insurance on its Property against such risks and in substantially the same amounts as are currently maintained, including, without limitation, general liability and workers' compensation insurance.

      Section 4.05 MAINTENANCE OF PROPERTY. The Borrower shall cause all material Property owned by or leased to the Borrower or any Material Subsidiary and used or useful in the conduct of the Borrower's business or the business of any Material Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower or such Material Subsidiary may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Borrower or any Material Subsidiary from discontinuing the use, operation or maintenance of any such Property, or disposing of any such Property, if such discontinuance or disposal is, in the judgment of the board of directors, board of trustees or managing partners of the Material Subsidiary concerned, or of any officer (or other agent employed by the Borrower or any of its Material Subsidiaries) of the Borrower or such Material Subsidiary having managerial responsibility for any such Property, desirable in the conduct of the business of the Borrower or any Material Subsidiary, and if such discontinuance or disposal is not disadvantageous in any material respect to the Lender.

      Section 4.06 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Upon reasonable request by the Lender, the Borrower shall permit representatives of the Lender, upon at least two (2) Business Days' prior written notice to a financial officer of the Borrower and subject to assertions of attorney-client privilege and to confidentiality obligations reasonably necessary to protect proprietary information, to visit the offices of the Borrower and its Subsidiaries, to inspect, under guidance of officers of the Borrower, any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the officers thereof.

      Section 4.07 PATENTS, LICENSES, ETC. Except for those matters disclosed in the Public Filings, the Borrower shall maintain and cause each Subsidiary to maintain, in full force and effect, all material licenses, copyrights, patents, permits, applications, reports, authorizations, easements and other rights as are necessary for the conduct of its business, the termination of which would have a Material Adverse Effect. Except for those matters disclosed in the Public Filings, Borrower shall pay all royalties, annuities and license fees as they become due and shall not forfeit or allow to lapse any rights under any patent, copyright or license.

      Section 4.08 FURTHER ASSURANCES. The Borrower will promptly cure any defects in the creation and execution of the Loan Documents. The Borrower, at its expense, will promptly execute and deliver to the Lender all such further documents, agreements and instruments as may reasonably be requested by the Lender in order to effect any obligation of the Borrower under this Agreement.

      Section 4.09 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Note according to the reading, tenor and effect thereof, and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under this Agreement at the time or times and in the manner specified.

      Section 4.10 REIMBURSEMENT OF EXPENSES. The Borrower will, upon request, promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender (including reasonable attorneys' fees and disbursements) to satisfy any obligations of the Borrower under this Agreement or to enforce the rights of the Lender under this Agreement.

      Section 4.11 NOTICE OF CERTAIN EVENTS. The Borrower shall promptly notify the Lender if the Borrower learns of any of the following if such occurs while the Loan is outstanding: (i) any event which constitutes a continuing Default or Event of Default, together with a detailed statement by a financial officer of the Borrower of the steps being taken to cure the effect of such Default or Event of Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness for borrowed money of the Borrower or any Subsidiary with respect to a claimed default, together with a detailed statement by a financial officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto; or (iii) the commencement of any legal, judicial, or regulatory proceedings affecting the Borrower or any Subsidiary or any Property of the Borrower or such Subsidiary not covered by insurance and which could reasonably be expected to be adversely determined and which, if so determined, would have a Material Adverse Effect on the business or the financial condition of the Borrower and its Consolidated Subsidiaries; or (iv) any dispute between the Borrower or any Subsidiary and any governmental or regulatory body or any other Person which, could reasonably be expected to be adversely determined, and which, if so determined, could reasonably be expected to materially interfere with the normal business operations of the Borrower and its Consolidated Subsidiaries; or (v) the occurrence of any material adverse changes in the financial condition or operations of the Borrower and its Consolidated Subsidiaries from those reflected in the latest Financial Statements.

                                   ARTICLE 5
                              NEGATIVE COVENANTS

      Until the expiration or termination of this Agreement and thereafter until all obligations of the Borrower hereunder are paid in full, without the consent of the Lender, the Borrower will not:

      Section 5.01 RESTRICTIONS ON BORROWING. So long as the Indebtedness is outstanding, except for obligations of the Borrower outstanding on the date hereof, and extensions thereof, Borrower shall not, nor permit any Subsidiary to, create, incur, assume or suffer to exist any liability for borrowed money other than as permitted in SECTION 5.03, without the consent of Lender, which consent shall not be unreasonably withheld. Borrower will not enter into or become subject to, and will not permit any of its Material Subsidiaries to enter into or become subject to, any agreement (other than this Agreement or other agreements in existence on the date hereof disclosed to Lender) that prohibits or otherwise restricts the right of such Borrower or its Material Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Lender on any of such Borrower's, or any of its Material Subsidiaries', assets.

      Section 5.02 PAYMENT OF DIVIDENDS. Declare or pay any dividend or make any distribution on its Capital Stock or to the holders of its Capital Stock (other than (i) dividends or distributions payable in its Capital Stock, (ii) dividends or distributions of a right, junior preferred stock or other similar security in connection with a shareholder rights plan, to the extent that such rights, junior preferred stock or security attach equally to all shares of the Borrower's Common Stock, and (iii) dividends on its Preferred Stock other than mandatory redemption Preferred Stock of the Borrower) or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any such Capital Stock if at the time of such action any Loan under this Agreement is outstanding; PROVIDED, HOWEVER that Borrower shall be permitted to repurchase or redeem any of its preferred stock now or hereafter outstanding.

      Section 5.03 LIENS AND PLEDGES OF ASSETS AND STOCK. So long as the Indebtedness is outstanding, Borrower shall not, nor permit any Material Subsidiary to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on all or substantially all of the assets of the Borrower or any Material Subsidiary or the Capital Stock of any Material Subsidiary without the consent of Lender which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that this SECTION 5.03 shall not prohibit the Borrower or any Material Subsidiary from creating, assuming or suffering to exist the following Liens: (i) Liens existing as of the date hereof and renewals and replacements thereof or the repledging of assets pledged thereunder; (ii) Liens created under existing mortgages and pledge agreements; (iii) Liens incurred in the ordinary course of business not in connection with the borrowing of money; or (iv) Permitted Liens.

      Section 5.04 PATENTS, LICENSES, ETC. The Borrower shall not sell or transfer any material licenses, copyrights, patents, permits, applications, reports, authorizations, easements and other rights necessary for the conduct of its business, the termination of which would have a Material Adverse Effect. Borrower shall not forfeit or allow to lapse any rights under any patent, copyright or license, the loss of which would have a Material Adverse Effect.

      Section 5.05 CONSOLIDATION OR MERGER. Enter into or permit any Material Subsidiary to enter into any merger or consolidation unless, in the case of the Borrower, the surviving entity (i) is in compliance with the covenants contained in this Agreement immediately after such merger, (ii) assumes all obligations of the Borrower under this Agreement, and (iii) is organized under the laws of the United States or any state thereof, provided that nothing herein shall prohibit the merger of one or more Material Subsidiaries into the Borrower or any other Material Subsidiary.

      Section 5.06 SALE OF ASSETS. Sell or otherwise transfer all or substantially all of its fixed assets or permit any Material Subsidiary to do so; provided that nothing herein shall prohibit the sale or transfer of fixed assets of a Material Subsidiary to the Borrower or to another Material Subsidiary.

      Section 5.07 LIQUIDATION. The Borrower shall not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower otherwise than substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Borrower to the holders of Capital Stock of the Borrower unless the Borrower shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision, reasonably satisfactory to the Lender, for the satisfaction of the Borrower's obligations under the Loan Documents as to the payment of principal and interest, including prepayment thereof in accordance with the prepayment provisions hereof. Borrower shall be deemed to make provision for such payments only if there is an express assumption of the due and punctual payment of the Borrower's obligations hereunder and under the Note and the performance and observance of all covenants and conditions to be performed by the Borrower hereunder, by the execution and delivery of an agreement in form and substance satisfactory to the Lender by a Person which acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Borrower, and which Person will have assets (immediately after the acquisition) and aggregate net earnings (for such Person's four (4) full fiscal quarters immediately preceding the acquisition) equal to not less than the assets of the Borrower (immediately preceding the acquisition) and the aggregate net earnings of the Borrower (for its four (4) full fiscal quarters immediately preceding such acquisition), respectively, and which is organized and existing under the laws of the United States, any state thereof or the District of Columbia; PROVIDED, HOWEVER, that the Borrower shall not make any liquidating distribution until after the Borrower shall have certified to the Lender with a certificate of an Officer of the Borrower at least five (5) days prior to the making of any liquidating distribution that it has complied with the provisions of this Section.

      Section 5.08 RESTRICTIONS ON SALES AND LEASEBACKS. The Borrower shall not sell or transfer any Property of the Borrower with the Borrower taking back a lease of such Property of the Borrower unless (i) such Property is sold within three hundred sixty (360) days from the date of acquisition of such Property or the date of the completion of construction or commencement of full operations on such Property whichever is later, or (ii) the Borrower within one hundred twenty
(120) days after such sale, applies or causes to be applied to the retirement of debt of the Borrower or any Subsidiary (other than Debt of the Borrower which, by its terms or the terms of the instrument pursuant to which it was issued, is subordinate in right of payment to the Note) an amount not less than the greater of (x) the net proceeds of the sale of such Property or (y) the fair value (as determined in any manner approved by the Board of Directors) of such Property. The provisions of this Section shall not prevent a sale or transfer of any Property with a lease for a period, including renewals, of not more than thirty-six (36) months.

      Section 5.08 MARGIN REGULATION. No Maker shall use or permit any other Person to use any portion of the proceeds of a Loan under this Agreement in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act or the Exchange Act or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board.

                                   ARTICLE 6
                               EVENTS OF DEFAULT

      Section 6.01 EVENTS OF DEFAULT. Any of the following Default events shall each be considered an "Event of Default" as that term is used herein:

            (a) DEFAULT ON OTHER DEBT. The Borrower or any Subsidiary fails to make payment when due on any indebtedness for borrowed money in an aggregate principal amount in excess of One Hundred Thousand Dollars ($100,000) at the time outstanding (after giving effect to any applicable grace periods); or any default shall occur with respect to any such indebtedness, or under any agreement securing or relating to such indebtedness, the effect of which is to cause or to permit any holder of such indebtedness or a trustee to cause (whether or not such holder or trustee elects to cause) such indebtedness, or portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment and such default remains uncured for a period of thirty (30) days; or

             (b) NON-PAYMENT OF INDEBTEDNESS. Default is made in the payment or prepayment when due of any Indebtedness and such Default continues for a period in excess of five (5) days; or

            (c) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower in this Agreement proves to have been incorrect in any material respect as of the date hereof; or any representation, statement (including Financial Statements), certificate or data furnished or made by the Borrower under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated and which in either such case may constitute a Material Adverse Effect; or

            (d) COVENANTS. Default is made in the due observance or performance of any of the covenants or agreements contained in this Agreement to be kept or performed by the Borrower and such Default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by the Lender to the Borrower, or (ii) such Default otherwise becoming known to the Borrower, where such Default would have a Material Adverse Effect; or

            (e) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS. A custodian, receiver, conservator, liquidator or trustee of the Borrower or any Material Subsidiary or of any Property thereof is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains unstayed for more than sixty (60) days; or the Borrower or any Material Subsidiary is adjudicated bankrupt or insolvent and such order or decree remains unstayed for more than sixty (60) days; or any Property of the Borrower or any Material Subsidiary is sequestered by court order; or a petition is filed against the Borrower or any Material Subsidiary under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and is not stayed or dismissed within sixty (60) days after such filing; or

            (f) VOLUNTARY PETITIONS. The Borrower or any Material Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or consents to the filing of any such petition under any such law; or

            (g) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. The Borrower or any Material Subsidiary makes an assignment for the benefit of its creditors, or admits its inability to pay its debts as they become due, or consents to the appointment of a receiver, custodian, trustee or liquidator of the Borrower or any Material Subsidiary or of all or any part of its respective Property; or

             (h) DISCONTINUANCE OF BUSINESS. The Borrower, Intelect Network Technologies Company , DNA Enterprises, Inc., or Intelect Visual Communications Corp. discontinues its business; or

            (i) ERISA DEFAULT. A Plan fails to maintain the qualifications for any Plan required by ERISA, and there shall result from any such event or events either liability or a material risk of incurring liability to the PBGC or to a Plan, which would have a Material Adverse Effect; or

             (j) CROSS DEFAULT. Borrower is in Default under any of the other Transaction Documents.

      Section 6.02 REMEDIES. Upon the happening of any Event of Default specified in SECTION 6.01 hereof, the Lender may by written notice to the Borrower declare (i) all Loans then outstanding to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of Default of any kind, all of which are hereby expressly waived by the Borrower, and/or (ii) all obligations, if any, of the Lender hereunder to be immediately terminated.

      Section 6.03 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. In addition, the Lender recognizes and agrees, and any other holder of the Note by acceptance hereof shall be deemed to agree, that any and all balances, credits, deposits, accounts or moneys of the Borrower now or hereafter with the Lender or other holder shall, at the direction of the Borrower, be applied to the payment and prepayment of any obligation of the Borrower to the Lender or other holder hereunder.

                                   ARTICLE 7
                                 MISCELLANEOUS

      Section 7.01 NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective Parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement or the Note, addressed to such party at its address set forth below or at such other address as either of the Parties hereto may hereafter notify the other in writing.

To Borrower:INTELECT COMMUNICATIONS, INC.
            1100 Executive Drive
            Richardson, Texas  75081
            Telephone972-367-2100
            Telecopy:972-367-2271
            Attention: Herman Frietsch, President and CEO

with a copy Philip P. Sudan, Jr., Esq.
            RYAN & SUDAN, L.L.P.
            909 Fannin, 39th Floor
            Houston, Texas 77010
            Telephone713-652-0501
            Telecopy:713-652-0503

To Lender:  THE COASTAL CORPORATION SECOND PENSION TRUST
            Nine Greenway Plaza
            Houston, Texas  77046-0995
            Telephone713-877-6825
            Telecopy:713-877-7071
            Attn: Corporate Secretary
with a copy THE COASTAL CORPORATION
            Nine Greenway Plaza
            Houston, Texas  77046-0995
            Telephone713-877-6920
            Telecopy:713-877-7132
            Attn: Director, Financial Administration

For wire transfers of funds to Lender under all Transaction Documents:

Custodian:  Chase Bank of Texas - Houston, Texas
            ABA #113000609
            Trust Wires Clearing Account  DDA #00101606276
            Description:  Intelect Communications Receipts
            OBI# Attn: Trust Receipts    FFC: 5502001-1867300
            The Coastal Corporation Second Pension  Trust
            Attn: Mary Grace Greenwood - (713) 216-4539

For wire transfers of funds to Borrower:

            Bank One Columbus
            ABA #044000037
            FBO: Intelect Communications
            Account 980401787, Investments Clearing
            Account 8340991500

      Section 7.02 BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties hereto; PROVIDED, HOWEVER, the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lender and provided further that the Lender may not assign the Note or its interest hereunder without the prior written consent of the Borrower, which consent of either party shall not be withheld unreasonably.

      Section 7.03 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower herein shall survive the effective date of this Agreement.

      Section 7.04 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of the Note.

      Section 7.05 INVALIDITY. In the event that any one or more of the provisions contained in the Note or this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note or this Agreement.

      Section 7.06 AMENDMENT OR WAIVER. This Agreement may not be amended, changed, waived, discharged or terminated without the written consent of the Borrower and the Lender.

      Section 7.07 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Borrower or the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Borrower or the Lender would otherwise have.

      Section 7.08 INTEREST. It is the intention of the Parties hereto to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the law of any jurisdiction whose laws are mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Note or this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Note or this Agreement or under any other agreements or otherwise in connection with the Note shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited on the Note by the holder thereof (or, if the Note shall have been paid in full, refunded to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the Holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than otherwise would be calculated at the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note shall have been paid in full, refunded to the Borrower).

      Section 7.09 HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

      Section 7.11 GOVERNING LAW. THIS AGREEMENT, AND THE APPLICATION OR INTERPRETATION THEREOF, SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAW OF THE STATE OF TEXAS, U.S.A., EXCEPT TO THE EXTENT THE CONFLICTS OF LAWS RULES OF THE STATE OF TEXAS WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION IN WHICH CASE THE LAWS OF THE STATE OF TEXAS SHALL NONETHELESS APPLY. THE PARTIES CONSENT TO JURISDICTION IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HARRIS, STATE OF TEXAS, U.S.A.

      Section 7.12 EXHIBITS. The following exhibits are attached hereto and incorporated herein by reference thereto for all relevant purposes of this
Agreement:

                              Exhibit   A - Promissory Note
                              Exhibit   B - Opinion of Counsel
                              Exhibit   C - Pledge Agreement
                              Exhibit   D - Intercreditor Agreement
                              Exhibit   E - Security Agreement

      Section 8.13 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the Parties with respect to the subject matter.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH ANY OF THE MAKERS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the Parties have caused this instrument to be executed as of the date first above.

INTELECT COMMUNICATIONS, INC.                   THE COASTAL CORPORATION SECOND
                                              PENSION TRUST

By: ___________________________             By:_____________________________
      Herman M. Frietsch                        Donald H. Gullquist
      President & CEO                           Senior Vice President
                                                The Coastal Corporation

                                LOAN AGREEMENT
                                   EXHIBIT A

                                PROMISSORY NOTE

                                LOAN AGREEMENT
                                   EXHIBIT B

                      OPINION OF COUNSEL FOR THE BORROWER

                                LOAN AGREEMENT
                                   EXHIBIT C

                               PLEDGE AGREEMENT

                                LOAN AGREEMENT
                                   EXHIBIT D

                            INTERCREDITOR AGREEMENT

                                LOAN AGREEMENT
                                   EXHIBIT E

                              SECURITY AGREEMENT